                                                                    EXHIBIT 99.4

                     CAL FED BANCORP INC. AND SUBSIDIARIES

                        RESIDENTIAL 1-4 AND EQUITY LOANS

                               SEPTEMBER 30, 1996

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
                                    OUTSTANDING BALANCE OF RESIDENTIAL 1-4 AND EQUITY LOANS
                         -------------------------------------------------------------------------------------
        YEAR OF           0K-     100K-     200K-     300K-    400K-   500K-   600K-                     % OF
      ORIGINATION         99K      199K      299K      399K     499K    599K    999K   1,000K+   TOTAL   TOTAL
      -----------        ------  --------  --------  --------  ------  ------  ------  -------  -------- -----
                                                     (DOLLARS IN MILLIONS)
1996.................... $ 53.6  $  282.7  $  528.0  $  335.0  $225.5  $127.7  $212.9  $102.6   $1,868.0  22.7%
1995....................   57.9     338.6     480.3     283.8   185.5    91.1   167.6    34.6    1,639.4  19.9
1994....................   90.7     360.5     383.0     215.0   118.5    77.2   184.9    56.2    1,486.0  18.1
1993....................   73.1     151.1     166.3      86.9    49.8    20.2    83.3    16.9      647.6   7.9
1992....................   28.3      62.5      47.6      28.8    19.6     6.1    57.8    10.7      261.4   3.2
1991....................   27.9      77.1      58.6      34.7    24.9    15.7    55.2    17.3      311.4   3.8
1990....................   57.2     138.3     100.4      57.4    36.3    18.0    62.6    36.1      506.3   6.1
1989....................   61.0      78.5      54.4      23.5    10.6     4.8    14.8    15.2      262.8   3.2
1988....................  113.6     189.1     113.2      42.2    20.7    13.6    38.1    15.7      546.2   6.6
1987....................   89.3      54.4      25.5       6.7     6.9     3.4    14.0     7.1      207.3   2.5
1986....................   56.5      36.8      16.4      10.4     4.3     1.1      --      --      125.5   1.5
1985....................   54.4      41.0      12.7       2.0     1.7     1.7     2.7     1.1      117.3   1.4
1984....................   68.6      30.2       5.0       0.3     0.8      --      --      --      104.9   1.3
1983....................   40.7      13.4       0.9       0.4     0.4      --      --      --       55.8   0.7
1982....................    7.1       1.2        --        --      --      --      --      --        8.3   0.1
1981....................    2.4       0.9        --        --      --      --      --      --        3.3    --
Prior to 1981...........   74.9       2.9       1.0        --      --      --      --      --       78.8   1.0
                         ------  --------  --------  --------  ------  ------  ------  ------   -------- -----
 Total.................. $957.2  $1,859.2  $1,993.3  $1,127.1  $705.5  $380.6  $893.9  $313.5   $8,230.3 100.0%
                         ======  ========  ========  ========  ======  ======  ======  ======   ======== =====
% of Total..............   11.6%     22.6%     24.2%     13.7%    8.6%    4.6%   10.9%    3.8%
                         ======  ========  ========  ========  ======  ======  ======  ======
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